Exhibit 23

                 Consent of Independent Auditors

Board of Directors and Stockholders
Parkway Properties, Inc.

      We consent to the incorporation by reference in the Registration Statement (Form S-8 on Form S-3 No. 333-00311)
pertaining to The Parkway Company 1994 Stock Option Plan, The Parkway Company 1991 Incentive Plan, and The Parkway Company 1991 Directors Stock Option Plan and the Registration Statement (Form S-3
No.  333-16479)  of  Parkway Properties, Inc. and related Prospectus
and Prospectus Supplement of   our   report   dated  March  27,  1997,
with   respect   to  the  consolidated  financial statements of   Parkway
Properties, Inc. included in this Annual Report (Amendment No. 1 to Form 10-KSB) for the year ended December 31, 1996.


                                          /s/ Ernst & Young LLP
                                          -----------------------
                                          Ernst & Young LLP

Jackson, Mississippi
April 2, 1997